UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2007

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 404-853-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 29, 2007, Acuity Specialty Products Group, Inc. (“ASP”), a subsidiary of Acuity Brands, Inc. (the “Company”), finalized the resolution of a federal environmental investigation in a manner consistent with the tentative resolution announced on April 4, 2007. ASP entered into a plea agreement with the United States Department of Justice involving a Clean Water Act violation related to ASP’s pretreatment of wastewater discharged to the City of Atlanta for treatment. The plea agreement, which was accepted by United States District Judge Shoob, brings to an end a federal investigation into past practices at ASP’s facility on Seaboard Industrial Boulevard in Atlanta, Georgia. Under the plea agreement, ASP admitted to one felony count for failure to meet the requirements of its wastewater pretreatment permit. The related announcement released by the Company on June 29, 2007 is attached hereto as Exhibit 99.1.

Item 9.01—Financial Statements and Exhibits

(d)	Exhibits

99.1         Press Release dated June 29, 2007 (Filed with the Commission as part of this Form 8-K.)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 29, 2007

ACUITY BRANDS, INC.

By:	/s/ C. Dan Smith
C. Dan Smith Vice President, Treasurer

EXHIBIT INDEX

99.1         Press Release dated June 29, 2007 (Filed with the Commission as part of this Form 8-K.)